Exhibit 10.2

REVOLVING NOTE

$10,000,000	September 16, 2014

FOR VALUE RECEIVED, the undersigned (“Borrowers”), each jointly and severally, promises to pay to the order of REGIONS BANK (“Lender”) at the place and times provided in the Loan Agreement referred to below, the principal sum of TEN MILLION DOLLARS ($10,000,000) or the principal amount of all Revolving Loans made by Lender from time to time pursuant to that certain Loan and Security Agreement dated as of September 16, 2014, by and between Borrowers and Lender, among others (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement.

The Revolving Loans evidenced by this Revolving Note shall bear interest as provided in the Loan Agreement and shall be subject to the terms and conditions for such Loan set forth in the Loan Agreement.

The principal of and interest accrued on this Revolving  Note shall be due and payable as set forth in the Loan Agreement.

The unpaid principal amount of this Revolving Note from time to time outstanding is payable in full on the Termination Date and otherwise is subject to mandatory prepayment (and may be prepaid voluntarily) from time to time as provided in the Loan Agreement,  and shall bear interest as provided in the Loan Agreement.  All payments of principal and interest on this Revolving Note shall be payable to Lender or any permitted assignee of Lender of this Revolving Note in lawful currency of the United States of America in immediately available funds in the manner and location indicated in the Agreement or wherever else Lender or such permitted assignee of Lender may specify.

This Revolving Note is entitled to the benefits of, and evidences Obligations incurred under, the Loan Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Note and the terms and conditions on which such Obligations may be declared to be immediately due and payable.

This Revolving Note shall be governed, construed and enforced in accordance with the laws of the  Jurisdiction, without reference to the conflicts or choice of law principles thereof.

Borrowers agree that in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection, including reasonable attorneys fees and court costs.

Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest, and (except as required by the Loan Agreement) notice of any kind with respect to this Revolving Note.

IN WITNESS WHEREOF, the undersigned have executed this Revolving Note  as of the day and year first written above.

BORROWERS:

ENGLOBAL CORPORATION

By: /s/Mark Hess

Name: Mark Hess
Title: Treasurer and Chief Financial Officer

ENGLOBAL U.S., INC.

By: /s/Mark Hess

Name: Mark Hess
Title: Treasurer and Chief Financial Officer

ENGLOBAL GOVERNMENT SERVICES, INC.

By: /s/Mark Hess

Name: Mark Hess
Title: Treasurer and Chief Financial Officer